                                                                     Exhibit 3.4



--------------------------------------------------------------------------------


                          CERTIFICATE OF AMENDMENT OF

                        THE CERTIFICATE OF INCORPORATION

                                       OF

                       FINANCIAL PERFORMANCE CORPORATION

                                   ----------

                            Under Section 805 of the

                            Business Corporation Law

                                   ----------


--------------------------------------------------------------------------------




                              BAUMGARTEN & SWIEDLER
                                Attorneys-at-Law
                               6 East 43rd Street
                             New York, NY 10017-4609

          Certificate of Amendment of the Certificate of Incorporation

                                       of

                       FINANCIAL PERFORMANCE CORPORATION

               Under Section 805 of the Business Corporation Law

                                   ----------

          It is hereby certified that:

          FIRST: The name of the Corporation is FINANCIAL PERFORMANCE
CORPORATION

          SECOND: The Certificate of Incorporation of the Corporation was filed by the Department of State on August 14, 1984. The Certificate of Incorporation of the Corporation has heretofore been amended by Certificates of Amendment filed on August 31, 1984 and July 24, 1986, respectively. The original certificate was filed under the original name of: PERFORMANCE SERVICES GROUP, INC.

          THIRD: The amendments of the Certificate of Incorporation of the Corporation effected by this Certificate of Amendment are as follows:

          1. To change the post-office address to which the Secretary of State shall mail a copy of any process against the Corporation served upon the office of the Secretary of State.

          2. To add a provision to the Certificate of Incorporation eliminating the personal liability of directors to the Corporation or its shareholders for damages for any breach of duty in such a capacity to the extent permitted by law.

          FOURTH: To accomplish the foregoing amendments, Article "FIFTH" of the Certificate of Incorporation of the Corporation, as amended, relating to the post-office address to which the Secretary of State shall mail a copy of any process against the Corporation served upon the Office of the Secretary of State, is hereby amended to read as follows:

          FIFTH: The Secretary of State is designated as the agent of the Corporation upon whom process against the Corporation may be served. The post-office address within the State of New York to which the Secretary of State shall mail a copy of any process against the Corporation served upon him is: c/o Baumgarten & Swiedler, Esqs., 6 East 43rd Street, New York, NY 10017-4609

          To further accomplish the foregoing amendments, a new Article "TENTH" is hereby added to the Certificate of Incorporation of the Corporation relating to the elimination of the personal liability of directors to the Corporation or its shareholders for damages for any breach of duty in such capacity, as follows:

          TENTH: Except as may otherwise be specifically provided in this certificate of incorporation, the personal liability of the directors of the Corporation to the Corporation or its shareholders for damages for any breach of duty in such capacity is hereby eliminated to the fullest extent permitted by the provisions of Section 402(b) of the Business Corporation law, as the same may be amended and supplemented.

          FIFTH: The foregoing amendments of the Certificate of Incorporation of the Corporation were duly authorized by unanimous vote at a meeting the Board of Directors of the Corporation, followed by the vote, at a meeting of shareholders of the Corporation, of the holders of at least a majority of all of the outstanding shares of the Corporation entitled to vote on the said amendments to the Certificate of Incorporation.

          IN WITNESS WHEREOF, we have subscribed this document on the date set forth below and do hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by us and are true and correct.

Date: March 14, 1988



                                             /s/ William F. Finley
                                             ------------------------
                                                William F. Finley
                                              Chairman of the Board
                                                and President

                                             /s/ Alan M. Swiedler
                                             ------------------------
                                                Alan M. Swiedler
                                                  Secretary